EXHIBIT 99.1

HealthWarehouse.com to Present at the 2015 Marcum MicroCap Conference

(CINCINNATI, OH, May 26, 2015) -- HealthWarehouse.com, Inc. (OTCQB:HEWA), the only VIPPS accredited online and mail-order pharmacy licensed in all 50 states, announced today that it will present at the 2015 Marcum MicroCap Conference on Wednesday, May 27, 2015 in New York City at the Grand Hyatt Hotel.

The Company's presentation by Lalit Dhadphale, President & CEO, is scheduled to begin at 4:00 p.m. ET.

The annual Marcum MicroCap Conference is a showcase for public companies with less than $500 million in market capitalization. For more information or to register, please visit the conference website at http://www.marcumllp.com/microcap.

About HealthWarehouse.com

HealthWarehouse.com, Inc. (OTCQB:HEWA) is a trusted VIPPS accredited online pharmacy based in Florence, Kentucky.  The Company is focused on the growing out of pocket prescription market, which is expected to grow to $80 billion in 2015.  With a mission to provide affordable healthcare to every American by focusing on technology that is revolutionizing prescription delivery, HealthWarehouse.com has become the largest VIPPS accredited online pharmacy in the United States.

 HealthWarehouse.com is licensed in all 50 states and only sells drugs that are FDA-approved and legal for sale in the United States. Visit HealthWarehouse.com online at http://www.HealthWarehouse.com.

About the Marcum MicroCap Conference

The Marcum MicroCap Conference is dedicated to providing a forum where publicly traded companies under $500 million in market capitalization can network with the investment community. The conference features presentations by CEOs and CFOs from six principal industry sectors and provides investors with the opportunity to meet with management of these companies on a one-on-one basis.  Industry sectors include Technology, Media & Internet; Software & Business Services; Life Science & Healthcare; Retail & Consumer Products; Energy & Natural Resources; and Industrials. The conference additionally includes a full agenda of panel discussions on issues of strategic importance to small cap issuers and investors, moderated by industry leaders.

The Marcum MicroCap Conference attracts fund managers and high net worth investors focusing on small cap equities. Over 2,000 participants from all segments of the microcap market attend each year, including senior management, finance and legal executives, venture and lower middle-market private equity investors, institutional investors, directors, investment bankers, buy- and sell-side analysts, and service providers to the microcap marketplace.

For complete information about the 2015 Marcum MicroCap Conference, visit www.marcumllp.com/microcap.

Marcum is a registered Public Company Accounting Oversight Board (PCAOB) firm.  Marcum's Assurance Division provides the most up-to-date service and guidance on SEC accounting and reporting issues. Services include Financial Statement Audits in accordance with PCAOB standards; Tax Compliance and Advisory Services; Due Diligence; Agreed-Upon Procedures and Other Attest Work; Internal Audit Services; Sarbanes-Oxley Section 404 Compliance Services and Software; Technical Accounting Assistance; and IPO Assistance. Marcum's SEC Practice led the audit industry in most net new public company clients in the fourth quarter of 2013. For more information, visit www.marcumllp.com.

About Marcum LLP

Marcum LLP is one of the largest independent public accounting and advisory services firms in the United States. Ranked #15 nationally, Marcum LLP offers the resources of 1,300 professionals, including over 160 partners, in 23 offices throughout the U.S., Grand Cayman andChina. Headquartered in New York City, the Firm's presence runs deep, with full-service offices strategically located in major business markets. Marcum is a member of the Marcum Group, an organization providing a comprehensive range of professional services spanning accounting and advisory, technology solutions, wealth management, and executive and professional recruiting. The Marcum Group companies include Marcum LLP; Marcum Technology LLC; Marcum Search LLC; Marcum Financial Services LLC; Marcum Bernstein & Pinchuk LLP; and MarcumBuchanan Associates LLC.

Contact

Mr. Lalit Dhadphale, CEO
lalit@healthwarehouse.com
(859) 444-7341